UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 30, 2010

FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Hudson Street Jersey City, New Jersey (Address of Principal Executive Offices)	07302 (Zip Code)

Registrant’s telephone number, including area code:  (201) 604-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On July 30, 2010, the Registrant’s mortgage servicing subsidiary, Franklin Credit Management Corporation (“FCMC”), entered in an amended and restated servicing agreement (the “New Trust Servicing Agreement”) with the Franklin Mortgage Asset Trust 2009-A (“Trust”), dated and effective as of August 1, 2010, to replace the servicing agreement (the “Prior Agreement”) that had been entered into with the Trust as part of the  March 31, 2009 restructuring with The Huntington National Bank (“Bank”).

Pursuant to the New Trust Servicing Agreement, FCMC will continue to service the loans and REO properties retained by the Trust (the “Assets”) that were not sold by the Trust in the loan sale effective July 1, 2010 (which sale was previously disclosed by the Registrant in its disclosure on Form 8-K filed July 22, 2010), under terms that are generally similar to those that previously governed FCMC’s provision of servicing under the Prior Agreement.

The New Trust Servicing Agreement did, however, include material changes in the following areas:

• the servicing fees for second lien mortgage loans, which comprise substantially all of the Assets serviced under the New Trust Servicing Agreement will be predominately based on the percentage of principal and interest collected, with a contingency rate dependent on the delinquency of the loan and a per unit monthly service fee for only those loans less than 30 days delinquent or in a bankruptcy status during the 90 day period following a bankruptcy filing, rather than a per unit monthly service fee for second lien mortgages loans up to 119 days deliquent and a contingency rate on the earlier of foreclosure or liquidation of the REO or when such a loan is 120 days or more delinquent;

• servicing fees for the first lien mortgages and REO properties will be based on a fee schedule from the servicing agreement FCMC had entered into with the third party that had purchased substantially all of the first lien mortgage loans from the Trust on July 20, 2010 and effective July 1, 2010, (with the exception of a new incentive that would result in increased fees for REO properties should FCMC sell 50% of more of the REO properties of the Trust (calculated based on the number of properties) within 180 days of the entry into the New Trust Servicing Agreement;

• FCMC’s services may be terminated with respect to some or all of the Assets without cause and without penalty on 30 days prior written notice in connection with a sale of some or all of the Assets by the Trust (otherwise, the 90 day prior written notice period that was in effect for the Prior Agreement was retained); and

• under the New Trust Servicing Agreement, (i) the consent process for hiring vendors was replaced with a general restriction that vendors may not be engaged to perform a substantial portion of the primary day-to-day servicing obligations of FCMC; (ii) minimum gross collection targets that could trigger a termination of the agreement under certain circumstances were removed and (iii)  the restrictions on entering into new servicing agreements that could reasonably likely impair the ability of the FCMC to perform its obligations were eliminated, but a customary servicing standard and detailed servicer obligations are contained within the agreement.

Overall, the Registrant anticipates that the fees earned under the New Trust Servicing Agreement will be significantly less than those earned under the Prior Agreement. In addition, there is no assurance that the Trust will not sell the Assets in the foreseeable future, including to a third party that chooses not to retain FCMC as servicer.

The foregoing summary of the New Trust Servicing Agreement is qualified in its entirety by reference to the complete copy of such document, filed as Exhibits 10.1 to this Form 8-K.

Item 9.01        Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1
Amended and Restated Servicing Agreement, entered into on August 1, 2010, by and between Franklin Mortgage Asset Trust 2009-A, as Owner, and Franklin Credit Management Corporation, as Servicer (portions of this exhibit have been omitted and separately filed with the Commission with a request for confidential treatment).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Franklin Credit Holding Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2010

FRANKLIN CREDIT HOLDING CORPORATION

By: /s/ Kevin P. Gildea
Name: Kevin P. Gildea
Title:   Chief Legal Officer and Secretary